UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 11, 2008

Rural/Metro Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation or jurisdiction

0-22056	86-0746929
(Commission File Number)	(IRS Employer Identification Number)

9221 East Via de Ventura, Scottsdale, Arizona	85258
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 11, 2008, the Board of Directors adopted amendments to the Management Incentive Plan (MIP) effective commencing fiscal 2009. The primary substantive change to the MIP is to increase the bonus opportunity for each Group President to 50% of base salary (previously 45%) upon achievement of 100% of applicable goals (including corporate and regional goals). The bonus opportunity is scaled upward to 62.5% or 75.0% of base salary (formerly 56.25% and 67.5%) if a Group President achieves 125% or 150%, respectively, of the applicable goals. The amendments also provided minor clarifying language regarding eligibility of participants who change position or status during the plan year.

The above description is qualified by reference to the plan document, a copy of which is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Management Incentive Program (effective commencing Fiscal 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Dated: August 13, 2008	By:	/s/ Kristine B. Ponczak
Kristine B. Ponczak
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Management Incentive Program (effective commencing Fiscal 2009)

4